SETTLEMENT AGREEMENT

            The undersigned ENERGEX OIL, INC. DBA ENERGEX, INC. ("Energex"); DOUGLAS ROSS PEDRIE ("Pedrie"); FIRST AMERICAN OF BRECKENRIDGE, INC. D/B/A FIRST AMERICAN OPERATING, DAVID A. JAKOBOT, and RHONDA SALTERS JAKOBOT ("Jakobot" collectively), for and in consideration of the premises and in consideration of the mutual covenants, agreements and other consideration herein recited, do hereby stipulate, contract and agree to settle all issues, differences, controversies and claims of every nature with CELEBRITY ENTERTAINMENT, INC. ("Celebrity") under the following terms and conditions, to-wit:

1.          The following terms, as used in this Agreement, shall mean:
            A.   The Green Lease - Oil and Gas Lease dated August 1, 1992, from
            W. H. Green, Jr. et al, Lessors, to Throckmorton Oil Company, Lessee, recorded in Volume 1064, Page 100, of the Official Public Records of Stephens County, Texas, covering 9947.38 acres, more or less, in Stephens and Shackelford Counties, Texas, a copy of said Lease being attached as Exhibit "A".
            B. Delafosse - Energex Farmout Agreement - That certain Farmout Agreement dated April 1, 1997, between Delafosse Properties, Ltd. and Energex, Inc. covering the East Green "H" acreage in Stephens County, Texas, a copy of said Agreement being attached hereto as Exhibit "B".
            C. 640 acre HBP Tract - Six Hundred Forty (640) acres which is held by production by under a prior oil and Gas Lease as outlined in red on the plat attached hereto as Exhibit "C".
            D. Monterey Well - The Energex #2 Monterey Well and the 20-acre tract attributable to said well as identified in Exhibit "D" attached hereto.
            E. Willard's Wish #1 Well - The Willard's Wish #1 Well and the 20-acre tract surrounding same, said tract being outlined in red on the plat attached hereto as Exhibit "E".
            F. Willard's Wish #2 Well - The Willard's Wish #2 well (water disposal well) and the 20-acre tract surrounding same, said tract being outlined in green on the plat attached hereto as Exhibit "E".
            G. Aspen Well - The #1 Aspen Well and the 20-acre tract surrounding same as identified and outlined in red on Exhibit "F" attached hereto.
            H. Catalina Well - The Catalina Well and the 20-acre tract surrounding same as identified and outlined in red on Exhibit "G" attached hereto.
            I. Cozumel Well - The Cozumel Well and the 20-acre tract surrounding same as identified and outlined in red on Exhibit "H" attached hereto.
            J. Martin Trucking Well - The Martin Trucking Well and the 20-acre tract surrounding same as identified and outlined in red on Exhibit "I" attached hereto.
            K. Carmel Well - The Carmel Well and the 20-acre tract surrounding same as identified and outlined in green on Exhibit "I" attached hereto.
            L. First American #1 Rio Well - Proposed location for the drilling of the First American #1 Rio Well and the 20-acre tract surrounding such location as identified and outlined in red on Exhibit "J" attached hereto.
            M. Celebrity-Energex Dead of Trust - Deed of Trust dated January 22, 1997, from Energex, Inc.( Grantor, to Gordon Asbury, Jr., Trustee, for the benefit of Celebrity Entertainment, Inc. securing a Promissory Note in the original principal sum of $1,312,500.00, all of the lands described and included in the Green Ranch Oil & Gas Lease attached hereto as Exhibit "K", and being recorded in Volume 1302, Page 205, official Public Records of Stephens County, Texas.

2. Cash Payments. Upon the final execution of this Agreement by all parties, and conditioned upon the performance by all parties of all obligations imposed upon them herein, Celebrity shall make the following payments, to-wit:
            A.   Celebrity shall pay to Energex the sum of $56,000.00 in cash.
            B.    Celebrity shall pay to Jakobot the sum of $30,000.00 in cash.

3. Deferred Payments. In addition to the cash consideration called for in Paragraph 2 above, Celebrity shall make the following payments, to-wit:
            A. Celebrity shall pay to Energex the sum of $80,000.00, said payment to be made in eight (8) monthly installments of $10,000.00 each, the first such installment to be due one (1) month after the payment to Energex of the consideration called for in Paragraph 2.A. above.
            B. Celebrity shall pay to Jakobot the sum of $210,000.00, said payment to be made in twenty-one(21)monthly installments of $10,000.00 each, the first such installment to be due one (1) month after the payment to said parties of the consideration called for in Paragraph 2.B. above.
            C. Celebrity shall continue to pay promptly and when due, the remaining $150,000.00 which is unpaid at the present time on that certain Settlement and Forbearance Agreement dated June 16, 1997, between David A. Jakobot et al, Celebrity Entertainment, Inc. and the Willard Paul Estate.

4. Foreclosure. Energex shall cooperate with the foreclosure by Celebrity of the Celebrity-Energex Dead of Trust, and all Stock in Celebrity which has been issued to Energex and/or Pedrie shall be cancelled and voided on the Corporation's books. All sums received from such foreclosure shall be credited to the $1,312,500.00 Note from Energex to Celebrity; however, Celebrity expressly agrees not to seek a deficiency judgment should a deficiency arise as a result of the aforementioned foreclosures. It is specifically agreed that the foreclosure of the Celebrity Energex Deed of Trust shall not affect the 640-acre HBP Tract, the Aspen Well, the Catalina well, the Cozumel well, the Martin Trucking Well, the Carmel Well, the Willard's Wish #1 Well, or the Willard's Wish #2 Well. Celebrity by the execution hereof expressly renounces any interest in and to the last-above mentioned wells and the acreage attributable thereto and acknowledges that its Deed of Trust does not cover or affect the 640-acre HBP Tract.

5. Suspense Monies. It is stipulated and agreed that there is presently the sum of approximately $25,000.00 held in suspense by the crude oil and/or gas purchasers which is attributable to the working interest in the Monterey Well. The acreage covered by the Monterey Well is subject to the Energex - Celebrity Deed of Trust, and any monies derived from the sale of oil or gas from said well are subject to the security agreement lien as to proceeds. Celebrity shall be entitled to all suspense monies held by any and all oil and/or gas purchasers derived from the sale of oil and/or gas attributable to Energex from the Monterey Well or lease. Energex, Pedrie and Jakobot, when requested by Celebrity, shall notify all oil and/or gas purchasers holding suspense monies on the Monterey Well that said monies should be paid to Celebrity.

6. Monterey-Well Debts. Celebrity, in keeping with a prior agreement with the other working interest owners in the Monterey Well, agrees to utilize the funds received from the suspense monies referred to in Paragraph 5 above to pay certain debts and expenses that have been incurred in the drilling and completion of the Monterey Well, said expenses being limited to the sum of $8,102.90, being the items that are listed in Exhibit "L" attached hereto.

7.          Blanket Assignment of Interests.  At such time as Celebrity
completes its foreclosure of the Energex - Celebrity Deed of Trust,     ENERGEX
OIL, INC. DBA ENERGEX, INC., DOUGLAS ROSS PEDRIE, FIRST AMERICAN OF BRECKENRIDGE, INC. D/B/A FIRST AMERICAN OPERATING, DAVID A. JAKOBOT, and RHONDA SALTERS JAKOBOT expressly agree to execute in favor of the purchaser at the foreclosure sale a quitclaim conveyance of all of their right, title and interest in and to the Green Lease and all acreage covered thereby, save and except the 640-acre HBP Tract and the 20-acre tracts attributable to the Aspen Well, the Catalina Well, the Cozumel Well, the Martin Trucking Well, the Carmel Well, the Willard's Wish 01 Well and the Willard's Wish #2 Well. Such instrument shall be in form and content satisfactory to Celebrity.

8. Saltwater Disposal Well. It is agreed that the Willard's Wish #2 Well is presently configured and equipped as a saltwater disposal well. Celebrity and its successors and assigns shall have the right to utilize said Well for the purpose of injecting salt water produced from any and all wells which Celebrity and/or its successors and assigns may drill on the Green Lease. Celebrity shall pay ten cents ($.10) per barrel for each barrel of water injected into the aforementioned well. Jakobot, its successors and assigns, agrees, at its sole cost, risk and expense, to maintain said well in a useable and workable condition and pay all electrical charges and other expenses incident thereto; and further, should Jakobot elect to discontinue the use of said well as a water injection well, Jakobot shall assign said well and all equipment located thereon to Celebrity or its nominee.

9. Energex Farmin Acreage. The Farmout Agreement attached hereto as Exhibit "B" grants to Energex the right to drill wells on the 640-acre HBP Tract and thereby earn an assignment to 80 acres surrounding each well which is drilled and completed as a producer. At the present time Energex has drilled one (1) well on acreage covered by the 640-acre HBP Tract, i.e. the Energex Lake Pasture Well. Energex shall immediately upon the final execution of this Agreement notify the Farmoutor that any assignment allocated to any well drilled on the Farmout acreage should contain a reservation and conveyance in favor of Celebrity of a production payment equal to $75,000.00 payable out of 1/8th of 8/8ths of all oil and gas produced from the acreage assigned for the drilling of any such well. Energex agrees that no assignment of the above referred to acreage shall be recorded unless such a production payment is provided for in said assignment. In the event additional wells are drilled on the 640-acre HBP Tract, and Energex or its successors or assigns shall earn additional acreage by virtue of the drilling same, any other assignment made by the Farmoutor to any such party shall likewise contain a 1/8th of 8/8ths production payment until a total of $75,000.00 (from all wells combined) has been received by Celebrity.

10. Settlement Notice. Pedrie and Energex acknowledge that all disputes among the parties are settled hereby, and Pedrie has simultaneously herewith executed and delivered to Celebrity five (5) originals of a notice in the following form:
            Dated:
            To Whom it May Concern:
            This is to notify you that all disputes which have ever existed among myself and/or Energex, Inc. and/or Energex Oil, Inc., and Celebrity Entertainment, Inc. have been resolved to the satisfaction of all parties.

11. Receivership. Celebrity, in Cause No. 97033 in the 259th District Court of Shackelford County, Texas, filed an Application For The Appointment of a Receiver to drill and operate a well on the Green Lease. Texas United Geoproduction, Inc. was appointed Receiver and as Receiver has drilled the Texas United Geoproduction #1 Green Well in the P. Sampson Survey, Abstract 161, Stephens County, Texas. Subsequent to the appointment of said Receiver and the drilling of said well, Energex appealed the appointment of said Receiver to the Court of Appeals, 11th Judicial District of Texas. Energex shall immediately upon the execution of this Agreement by all parties file all papers and take all steps necessary or desirable in order to withdraw said appeal.

12. Jakobot Deed of Trust. DAVID A. JAKOBOT shall, upon the execution of this agreement by all parties, execute and deliver to Celebrity a Release in recordable form releasing the Deed of Trust dated October 15, 1996, from Energex Oil, Inc., Grantor, to Thomas D. Zito, Trustee, for the benefit of David A. Jakobot, said Deed of Trust being recorded in Volume 1327, page 178, of the Official Public Records of Stephens County, Texas.

13. Accounting Records. Energex and Pedrie agree to furnish to Celebrity all accounting records, computer accounting programs, copies of cancelled checks and other evidence of payment and monies received concerning the Monterey Well and all geological, geophysical and seismic information in their possession concerning the Green Lease. This information shall be furnished within ten (10) days from the date this Agreement is executed by all parties.

14. RELEASE. FOR THE CONSIDERATION OF THE SETTLEMENT OF ALL MATTERS IN CONTROVERSY AS CONTEMPLATED HEREBY, ENERGEX OIL, INC. DBA ENERGEX, INC., DOUGLAS ROSS PEDRIE, FIRST AMERICAN OF BRECKENRIDGE, INC. D/B/A FIRST AMERICAN OPERATING, DAVID A. JAKOBOT, AND RHONDA SALTERS JAKOBOT DO HEREBY RELEASE, ACQUIT AND FOREVER DISCHARGE CELEBRITY ENTERTAINMENT, INC., JAMES J. MCNAMARA,
J. WILLIAM METZGER, TELEMATRIX, INC., MICHAEL D. HERMAN AND DEBRA L. HERMAN, THEIR SUCCESSORS, ASSIGNS, EMPLOYEES, DIRECTORS AND OFFICERS FROM ANY AND ALL CAUSES OF ACTION, CLAIMS OR DEMANDS WHICH THEY MAY HAVE ON ACCOUNT OF, OR IN ANY WAY GROWING OUT OF, OR ASSOCIATED WITH, ANY AND ALL CLAIMS OR DAMAGES, WHETHER KNOWN OR UNKNOWN, WHICH RESULTED OR WHICH MAY RESULT FROM ANY AND ALL TRANSACTIONS OR DEALINGS BETWEEN ENERGEX OIL, INC. DBA ENERGEX, INC., DOUGLAS ROSS PEDRIE, FIRST AMERICAN OF BRECKENRIDGE, INC. D/B/A FIRST AMERICAN OPERATING, DAVID A. JAKOBOT, AND RHONDA SALTERS JAKOBOT AND CELEBRITY ENTERTAINMENT, INC. WITH REGARD TO ANY MATTER IN ANY WAY CONNECTED WITH THE GREEN LEASE.

15. INDEMNITY. ENERGEX OIL, INC. DBA ENERGEX, INC., DOUGLAS ROSS PEDRIE, FIRST AMERICAN OF BRECKENRIDGE, INC. D/B/A FIRST AMERICAN OPERATING, DAVID A. JAKOBOT, AND RHONDA SALTERS JAKOBOT, JOINTLY AND SEVERALLY ("INDEMNITORS"), DO HEREBY UNDERTAKE AND AGREE TO INDEMNIFY AND SAVE HARMLESS CELEBRITY ENTERTAINMENT, INC, ("INDEMNITEE"), ITS SUCCESSORS AND ASSIGNS AND THE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES OF CELEBRITY ENTERTAINMENT, INC. FROM ANY AND ALL LIABILITY, DAMAGES OR CLAIMS WHICH CELEBRITY ENTERTAINMENT, INC., OR ITS SUCCESSORS AND ASSIGNS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, MAY SUFFER AS A RESULT OF ANY CLAIMS, DEMANDS, COSTS, JUDGMENTS, ATTORNEY FEES OR OTHER LIABILITIES, WHETHER KNOWN OR UNKNOWN AT THE TIME, AS A RESULT OF OR IN ANY WAY CONNECTED WITH THE GREEN LEASE, INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF ANY AND ALL BILLS, CHARGES, INVOICES, OR OTHER DEMANDS OR CLAIMS IN ANY WAY ASSOCIATED WITH ANY WELL OR WELLS DRILLED ON SAID LEASE, EXCEPT WELLS WHICH MAY BE IN THE FUTURE DRILLED BY CELEBRITY OR ITS SUCCESSORS AND ASSIGNS AND THE TEXAS UNITED GEOPRODUCTION 01 GREEN WELL ABOVE REFERRED TO. ANY LIABILITY UNDER THIS INDEMNITY ARRANGEMENT MAY BE SATISFIED BY CELEBRITY FROM MONIES DUE TO THE INDEMNITORS ABOVE NAMED PURSUANT TO THE TERMS HEREOF, AND ANY SUCH SUMS SO PAID SHALL BE OFFSET AGAINST THE MONIES OWED BY CELEBRITY TO SAID PARTIES; HOWEVER, SUCH INDEMNITY SHALL NOT BE LIMITED IN AMOUNT TO THE SUMS OWING BY CELEBRITY TO THE INDEMNITORS.

16. Additional Documents. The parties to this Agreement agree that they, and each of them, shall willingly, at the request of any other party, or his heirs, successors or assigns, execute, deliver and properly acknowledge whatever additional instruments, documents, deeds, assignments or other papers which may be required, desirable or necessary in order to carry out the intention of this Agreement.

17. Binding Effect. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns.

18. Texas Law. This Agreement shall be governed by the laws of the State of Texas and all sums due and payable under the terms hereof shall be due in Taylor County, Texas.

19. Counterparts. It is expressly provided that this Agreement may be executed in counterparts, but shall not be effective or binding upon any of the parties hereto until all of the parties have executed the same.

            IN WITNESS HEREOF, the parties hereto have executed this agreement in triplicate originals on or as this the 3rd day of September, 1997.

                                    CELEBRITY ENTERTAINMENT, INC.

                                    By: /s/ J. William Metzger
                                        J. William Metzger, Exec. Vice Pres.

                                    ENERGEX OIL, INC. DBA ENERGEX, INC.

                                    By: /s/ Douglas Ross Pedrie
                                        Douglas Ross Pedrie, President

                                    /s/ Douglas Ross Pedrie
                                    Douglas Ross Pedrie

                                    FIRST AMERICAN OF BRECKENRIDGE, INC.
                                    D/B/A FIRST AMERICAN OPERATING

                                    By: /s/ David A. Jakobot
                                        David A. Jakobot, President

                                    /s/ David A. Jakobot
                                    David A. Jakobot

                                    /s/ Rhonda Salters Jakobot
                                    Rhonda Salters Jakobot


[Notarizations]
[Exhibits]